Exhibit 99.1

iPower Reports Fiscal Third Quarter 2026 Results Highlighted by Lower

Operating Cost Structure, Narrowed Non-GAAP Loss and Advancing

AI Infrastructure Strategy

Operating expenses declined 66% sequentially

GAAP net loss primarily reflected non-cash goodwill impairment; non-GAAP net loss narrowed to $0.3 million

Company strengthens platform through asset-light operations, contracted sublease income and recently launched AI infrastructure strategy

RANCHO CUCAMONGA, Calif., May 20, 2026 — iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a technology- and data-driven company operating at the intersection of supply chain, infrastructure and digital assets, today reported financial results for its fiscal third quarter ended March 31, 2026.

Fiscal third quarter results reflected continued progress in iPower’s strategic operating reset following the divestiture of Global Product Marketing Inc. and the Company’s transition toward a leaner, more asset-light operating model.

For the fiscal third quarter of 2026, revenue from continuing operations was $3.5 million, gross profit was $0.8 million, and gross margin was 21.6%. Total operating expenses declined to $1.9 million, compared with $5.6 million in the fiscal second quarter of 2026 and $7.2 million in the prior-year quarter.

GAAP net loss attributable to iPower was $(3.5) million, or $(2.38) per basic share for the quarter. The GAAP net loss was primarily driven by a $3.0 million non-cash goodwill impairment, which fully eliminated the Company’s remaining goodwill balance. The impairment did not impact the Company’s cash position or operating cash flows. Excluding this impairment and other non-cash or non-operating items, non-GAAP net loss attributable to iPower was $(0.3) million, or $(0.18) per share, compared with non-GAAP net loss of $(0.7) million, or $(0.70) per share, in the prior-year quarter.

“Fiscal Q3 demonstrates that our operating reset is taking hold,” said Lawrence Tan, Chief Executive Officer of iPower. “We significantly reduced our operating cost structure, improved working-capital discipline, and narrowed our non-GAAP loss, despite a smaller revenue base during this transition period. Importantly, the goodwill impairment recorded in the quarter was non-cash and cleared the remaining goodwill from our balance sheet.”

Tan continued, “We are building iPower into a more efficient and financially flexible platform. Our strategy is focused on lower fixed costs, higher-quality revenue opportunities, and disciplined capital allocation into areas where we see long-term value creation. Following quarter end, we strengthened this strategy through contracted sublease income and the launch of our AI infrastructure strategy, which is intended to position iPower as a capital provider for GPU clusters and AI infrastructure assets.”

As of March 31, 2026, iPower had $14.5 million of current assets and $6.6 million of current liabilities, resulting in a current ratio of approximately 2.2x. Current liabilities decreased approximately 54% from $14.5 million at June 30, 2025. Accounts payable declined to $3.0 million from $7.2 million at June 30, 2025, while inventory declined to $2.5 million from $8.1 million, reflecting the Company’s leaner operating model.

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Subsequent to quarter end, iPower entered into a sublease agreement for a portion of its Rancho Cucamonga facility, expected to generate more than $2.6 million of contracted, non-dilutive income through May 2028. The Company also launched its AI infrastructure strategy, initially utilizing a portion of its existing $30 million financing facility to pursue investments across the AI infrastructure stack, including an initial commitment of up to $3 million to purchase sUSDai, a yield-bearing instrument backed by GPU-collateralized loans. The Company believes these initiatives enhance financial flexibility and support its transition toward a more scalable platform.

Fiscal Third Quarter 2026 Highlights

Metric	Fiscal Q3 2026	Key Context
Revenue	$3.5 million	Reflects transition to leaner model
Gross profit	$0.8 million	Gross margin of 21.6%
Operating expenses	$1.9 million	Down 66% sequentially
GAAP net loss attributable to iPower	$(3.5) million	Includes $3.0 million non-cash goodwill impairment
Non-GAAP net loss attributable to iPower	$(0.3) million	Improved from $(0.7) million in prior-year quarter
Current assets	$14.5 million	Current ratio of approximately 2.2x
Current liabilities	$6.6 million	Down 54% from June 30, 2025

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven company executing a focused strategy at the intersection of AI infrastructure, digital assets and real-world commerce. The Company’s platform includes established e-commerce supply chain operations, logistics and software-enabled services, as well as a growing AI infrastructure investment strategy designed to support long-term stockholder value creation.

Non-GAAP Financial Measures

Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the Company’s financial performance. This press release includes non-GAAP net loss attributable to iPower and non-GAAP loss per share. The Company uses these measures to evaluate operating performance by excluding certain non-cash, non-recurring or non-operating items, including stock-based compensation, debt-related non-cash financing costs, change in fair value of derivative liability, unrealized loss on digital assets, loss on extinguishment of debt, goodwill impairment and related tax adjustments. These measures should not be considered a substitute for GAAP results. A reconciliation to the most directly comparable GAAP measure is included in the financial tables accompanying this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Certain statements made herein that use words such as “estimate,” “project,” “intend,” “expect,” “believe,” “may,” “might,” “potential,” “anticipate,” “plan” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include statements regarding iPower’s operating strategy, cost structure, liquidity, balance sheet flexibility, anticipated sublease income, AI infrastructure strategy, digital asset strategy and future growth opportunities. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Additional risks are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. iPower undertakes no obligation to update forward-looking statements except as required by law.

Media & Investor Contact

IPW.IR@meetipower.com

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iPower Inc. and Subsidiaries

Consolidated Balance Sheets

As of March 31, 2026 and June 30, 2025

	March 31,	June 30,
	2026	2025

ASSETS
Current assets
Cash and cash equivalent	$713,685	$1,677,879
Accounts receivable, net	7,064,189	6,124,008
Inventories, net	2,536,961	8,131,203
Restricted Cash - BitGo	2,209,000	–
Prepayments and other current assets, net	1,973,215	2,567,706
Current assets held for sale	–	873,515
Total current assets	14,497,050	19,374,311

Non-current assets
Right of use - non-current	2,966,202	3,915,539
Property and equipment, net	166,441	390,349
Deferred tax assets, net	4,990,836	3,724,462
Goodwill	–	3,034,110
Investment in joint venture	13,264	385,180
Note Receivable	2,300,000	–
Intangible assets, net	2,494,300	2,981,328
Digital assets	1,664,827	–
Other non-current assets	2,213,668	1,837,488
Total non-current assets	16,809,538	16,268,456

Total assets	$31,306,588	$35,642,767

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, net	3,016,663	7,180,009
Other payables and accrued liabilities	2,136,690	1,769,421
Lease liability - current	1,450,340	1,361,111
Revolving loan payable, net	–	3,737,602
Income taxes payable	–	183,195
Current liabilities held for sale	–	221,460
Total current liabilities	6,603,693	14,452,798

Non-current liabilities
Convertible notes payable	4,470,518	–
Derivative liability - Conversion option	1,264,600	–
Lease liability - non-current	1,817,153	2,913,967
Total non-current liabilities	7,552,271	2,913,967

Total liabilities	14,155,964	17,366,765

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2026 and June 30, 2025	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 1,773,999 and 1,045,330 shares issued and outstanding at March 31, 2026 and June 30, 2025	1,774	1,045
Additional paid in capital	37,528,080	33,481,201
Accumulated deficits	(20,380,696)	(15,198,889)
Non-controlling interest	(47,462)	(47,462)
Accumulated other comprehensive loss	48,928	40,107
Total stockholders' equity	17,150,624	18,276,002

Total liabilities and stockholders' equity	$31,306,588	$35,642,767

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iPower Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

For the Three and Nine Months Ended March 31, 2026 and 2025

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Product sales	$3,498,681	$15,018,227	$16,990,959	$49,422,823
Service income	–	1,023,445	1,532,722	3,222,236
Total revenues	3,498,681	16,041,672	18,523,681	52,645,059

COST OF REVENUES
Product costs	2,743,132	8,306,217	10,353,516	27,043,417
Service costs	–	879,995	1,332,681	2,704,737
Total cost of revenues	2,743,132	9,186,212	11,686,197	29,748,154

GROSS PROFIT	755,549	6,855,460	6,837,484	22,896,905

OPERATING EXPENSES:
Selling and fulfillment	991,037	5,373,932	7,348,039	15,687,013
General and administrative	908,773	1,816,032	4,630,041	10,033,958
Total operating expenses	1,899,810	7,189,964	11,978,080	25,720,971

LOSS FROM OPERATIONS	(1,144,261)	(334,504)	(5,140,596)	(2,824,066)

OTHER INCOME (EXPENSE)
Interest expenses	(432,167)	(81,968)	(611,108)	(362,602)
Loss on equity method investment	–	(986)	–	(2,707)
Loss on deconsolidation of VIE	(1,269)	–	(40,893)	–
Impairment loss -goodwill	(3,034,110)	–	(3,034,110)	–
Unrealized gain (loss) on digital assets	(549,932)	–	(544,173)	–
Change in fair value of derivative liability	89,600	–	266,200	–
Gain (Loss) on extinguishment of debt	(539,634)	–	(563,734)	–
Other non-operating income (expenses)	3,897	35,241	1,236,219	47,521
Total other income (expenses), net	(4,463,615)	(47,713)	(3,291,599)	(317,788)

LOSS BEFORE INCOME TAXES	(5,607,876)	(382,217)	(8,432,195)	(3,141,854)

PROVISION FOR INCOME TAX EXPENSE (BENEFIT)	(326,502)	6,364	(1,839,874)	(637,108)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,281,374)	(388,581)	(6,592,321)	(2,504,746)
DISCONTINUED OPERATIONS, NET OF TAX	1,826,496	46,208	1,410,514	345,920
NET LOSS	(3,454,878)	(342,373)	(5,181,807)	(2,158,826)

Non-controlling interest	–	(2,774)	–	(8,765)

NET LOSS ATTRIBUTABLE TO IPOWER INC.	$(3,454,878)	$(339,599)	$(5,181,807)	$(2,150,061)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(15,743)	(97,556)	8,821	3,520

COMPREHENSIVE LOSS ATTRIBUTABLE TO IPOWER INC.	$(3,470,621)	$(437,155)	$(5,172,986)	$(2,146,541)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	1,453,875	1,048,508	1,200,110	1,047,816

Diluted	1,453,875	1,048,508	1,200,110	1,047,816

EARNINGS (LOSSES) PER SHARE
Basic - continuing operations	$(3.63)	$(0.37)	$(5.49)	$(2.39)
Basic - discontinued operations	1.25	0.04	1.17	0.33
Total basic earnings (loss) per share	$(2.38)	$(0.33)	$(4.32)	$(2.06)

Diluted - continuing operations	$(3.63)	$(0.37)	$(5.49)	$(2.39)
Diluted - discontinued operations	1.26	0.04	1.18	0.33
Total diluted earnings (loss) per share	$(2.38)	$(0.33)	$(4.32)	$(2.06)

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iPower Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
GAAP OPERATING EXPENSES	$1,899,810	$7,189,964	$11,978,080	$25,720,971
Stock-based compensation	(150,203)	546,053.00	(1,450,608)	142,780

NON-GAAP OPERATING EXPENSES	$1,749,607	$7,189,964	$11,978,080	$25,720,971

GAAP LOSS FROM OPERATIONS	$(1,144,261)	$(334,504)	$(5,140,596)	$(2,824,066)
Stock-based compensation	150,203	(546,053)	1,450,608	142,780

NON-GAAP LOSS FROM OPERATIONS	$(994,058)	$(880,557)	$(3,689,988)	$(2,681,286)

GAAP OTHER INCOME (EXPENSE)	$(4,463,615)	$(47,713)	$(3,291,599)	$(317,788)
Amortization of debt discount and non-cash financing costs	247,551	–	269,782	125,906
Loss on extinguishment of debt	539,634	–	563,734	–
change in fair value of derivative liability	(89,600)	–	(266,200)	–
Unrealized gain (loss) on digital assets	549,932	–	544,173	–
Impairment loss - goodwill	3,034,110	–	3,034,110	–

NON-GAAP OTHER INCOME (EXPENSE)	$(181,988)	$(47,713)	$854,000	$(191,882)

GAAP NET LOSS ATTRIBUTABLE TO IPOWER INC.	$(3,454,878)	$(339,599)	$(5,181,807)	$(2,150,061)
Stock-based compensation	150,203	(546,053)	1,450,608	142,780
Amortization of debt discount and non-cash financing costs	247,551	–	269,782	125,906
Loss on extinguishment of debt	539,634	–	563,734	–
change in fair value of derivative liability	(89,600)	–	(266,200)	–
Unrealized gain (loss) on digital assets	549,932	–	544,173	–
Impairment loss - goodwill	3,034,110	–	3,034,110	–
Tax adjustment	(1,240,186)	152,805	(1,566,020)	(75,188)
NON-GAAP NET LOSS ATTRIBUTABLE TO IPOWER INC.	$(263,234)	$(732,847)	$(1,151,620)	$(1,956,563)

GAAP EARNINGS (LOSSES) PER SHARE *
Basic and diluted	$(2.38)	$(0.33)	$(4.32)	$(2.06)
Impact of Non-GAAP adjustments	2.20	(0.37)	3.36	0.19
NON-GAAP LOSSES PER SHARE *	$(0.18)	$(0.70)	$(0.96)	$(1.87)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK*
Basic and diluted - GAAP and NON-GAAP	1,453,875	1,048,508	1,200,110	1,047,816

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